Exhibit 10.24

TENANT: ADICET BIO, INC.

LEASE

9/30/2015

BUSINESS PARK LEASE

THIS LEASE is made this 30th day of September 2015, between DAVID D. BOHANNON ORGANIZATION, a California corporation, herein referred to as “Landlord,” and ADICET BIO, INC., a Delaware corporation, herein referred to as “Tenant”.

WITNESSETH:

ARTICLE 1 - Premises and Term

Section 1.1.    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the demised premises consisting of the building located at 200 Constitution Drive in Menlo Park, California, as described in Exhibit “A” and located substantially as shown on Exhibit “B” attached hereto, upon and subject to the terms and provisions of this Lease for a demised term of seventy-four (74) months (plus any partial period prior to the commencement of the first full calendar month). Landlord shall deliver possession of the demised premises to Tenant upon execution and delivery of this Lease by the parties and Tenant shall commence the construction of the Tenant Improvements described in Section 3.2 promptly thereafter. The demised term and commencement of rent shall occur (the “Commencement Date”) on the earlier of (i) February 1, 2016, or (ii) the date Tenant’s Work has been substantially completed and Tenant’s business operations within the demised premises commence, and the demised term shall end on the last day of the seventy-fourth (74th) full calendar month (exclusive of any partial period prior to the commencement of the first full calendar month) after such commencement.

Upon execution and delivery of this Lease, Tenant shall have the right to access the demised premises for the purposes of performing the Tenant Improvements described in Section 3.2 and installing Tenant’s fixtures and equipment prior to the commencement of the demised term hereof, provided that Tenant does not unreasonably interfere with or delay Landlord’s work in the building or demised premises. Landlord agrees to use reasonable efforts to not unreasonably interfere with or delay Tenant’s Work in the demised premises. From and after the date Tenant first accesses any portion of the demised premises, all of the provisions of this Lease shall be applicable to said portion notwithstanding that the demised term has not yet commenced. Specifically, but without limitation, Tenant’s obligations with respect to insurance and indemnities shall be operable as of the date Tenant accesses any portion of the demised premises or building, and Tenant shall provide certificates of insurance for the insurance required of Tenant pursuant to Articles 9 and 10 of this Lease prior to accessing any portion thereof. Tenant shall not pay rent during such early access period; however, notwithstanding any other provision of this Lease to the contrary, Tenant shall pay for all utilities used by Tenant in the demised premises from and after the date Tenant first accesses any portion of the demised premises and throughout the entire demised term. Tenant shall indemnify Landlord against any and all claims arising out of Tenant’s access therein and/or construction work or other activity in the demised premises or building.

Section 1.2.    Landlord hereby notifies Tenant that neither the demised premises nor any portions of the building or Parking and Accommodation Areas have undergone inspection by a California Certified Access Specialist to determine if the demised premises, building or Parking and Accommodation Areas meet applicable accessibility standards with regard to the Americans With Disabilities Act (ADA). Landlord makes no warranty as to compliance with applicable codes, ordinances and laws, including the ADA, with respect to any improvements in the demised premises existing on the date Tenant first accesses the demised premises.

Section 1.3.    Subject to Landlord’s termination right in subparagraph (g) of this Section 1.3 below, provided this Lease is in full force and effect and Tenant is not, at the time of giving the notice described below or at any time thereafter until commencement of the option term, in default beyond applicable notice and cure periods under any of the terms, conditions and covenants of this Lease, and subject to the terms and conditions set forth herein, Tenant shall be granted the option to extend the term of this Lease for one (1) consecutive period of five (5) years (the “option term”) as provided below:

A.    Tenant shall notify Landlord in writing of Tenant’s exercise of the option to extend the Lease not less than nine (9), nor more than twelve (12), full calendar months prior to the expiration of the initial term;

B.    The option term will commence on the day after the expiration of the initial term and shall terminate five (5) years later;

C.    There shall be no further option to extend, there shall be no Landlord inducement, and Landlord shall not be required to perform any improvements in the demised premises or the building (other than items such as maintenance or restoration after a casualty as required under this Lease) prior to or during the option term;

D.    The option to extend can be exercised only by Adicet Bio, Inc. or any Permitted Transferee (defined below) for its sole use of the demised premises and may not be transferred or assigned to any sublessee, assignee or other party other than a Permitted Transferee, nor may this option be exercised by Adicet Bio, Inc. for the use of the demised premises by any sublessee, assignee or party other than Adicet Bio, Inc. and any Permitted Transferee;

E.    The then current payments for additional rent shall continue to be adjusted during the option term pursuant to the provisions of this Lease;

F.    The base rent as described hereinbelow for each year of the option term shall (subject to the provisions hereof) equal the Fair Market Rental Value (hereinafter defined). “Fair Market Rental Value” shall mean the market rent, including annual increases (if any), being charged on the first day of the option term for similar space in buildings of comparable quality as the building on the demised premises which are located in similar areas of the Cities of Menlo Park, Palo Alto and Redwood City. In determining the Fair Market Rental Value comparable transactions shall be considered, including without limitation, length of lease term, landlord and tenant inducements and rent increases, if and to the extent then a part of market conditions. The rent on comparable leases shall be adjusted to reflect the value or cost of such inducements since neither Landlord nor Tenant shall have any obligation to pay or perform any such inducements (except for rent increases if applicable). For purposes of the determination of Fair Market Rental Value it shall be assumed the Landlord and Tenant are each ready, willing and able to enter into such a lease but are under no compulsion to do so.

Within twenty (20) calendar days after Tenant’s written notice of exercise, Tenant shall advise Landlord of its estimate of the Fair Market Rental Value for the demised premises. Landlord, within twenty (20) calendar days thereafter, shall advise Tenant in writing of its estimate of the Fair Market Rental Value. During the next twenty (20) calendar days the parties shall meet and confer for the purpose of agreeing upon Fair Market Rental Value. If the parties are then unable to agree, then the Fair Market Rental Value shall be determined by an appraisal as herein set forth and the Fair Market Rental Value as so determined shall be binding upon Landlord and Tenant. Within ninety (90) calendar days after the Tenant’s notice of exercise, Landlord and Tenant shall each appoint an appraiser and notify the other party in writing of its choice. Thereupon, the two appraisers so elected shall elect a third appraiser within thirty (30) calendar days of their appointment, unless during such period the two appraisers shall have agreed upon a Fair Market Rental Value, or have reconciled their appraisals to within ten percent (10%) of each other in which event the average of the two appraisals will be the Fair Market Rental Value, in which case their determination shall be final and binding. If the two appraisers shall be unable to agree upon a third appraiser, then the Landlord and Tenant shall immediately request the Presiding Judge of the San Mateo County Superior Court to make such selection. The three appraisers shall meet and confer for a period not to exceed sixty (60) calendar days and the determination of Fair Market Rental Value by a majority of the three shall be final and binding. In the event that a majority cannot agree, then the third (neutral) appraiser shall direct each of the party appraisers to review their appraisals for a period of seven (7) calendar days and return to a meeting of the three appraisers within five (5) calendar days thereafter with each respective party appraiser having indicated their final appraisal of Fair Market Rental Value in a sealed envelope and signed by that appraiser. The third appraiser will do the same. The envelopes will be opened in the presence of the three appraisers and the Fair Market Rental Value of the party appraiser which is closest to the Fair Market Rental Value of the third appraiser will be the final Fair Market Rental Value and binding on the parties. Each party shall bear the cost of the appraiser selected by it and the cost of the third appraiser shall be shared equally (including all costs associated with an appointment by the Superior Court of San Mateo, if applicable, regardless of which party filed the application). To be appointed as an appraiser the person so appointed shall hold the professional designation of MAI awarded by the American Institute of Real Estate Appraisers or such designation as may then be the preeminent professional designation, hold any licenses which may then be required by law, and have at least five (5) years current experience appraising commercial/light industrial properties in San Mateo County. The third (neutral) appraiser shall not have had any personal, social or business relationship with either party or any of its personnel during the preceding five (5) years.

Notwithstanding the foregoing to the contrary, in no event shall the base rent for each year of the option term be reduced below the base rent payable by Tenant for the last year (or partial year) of the initial demised term.

When the base rent for the option term is determined pursuant to the above provisions, the parties shall promptly execute an amendment to this Lease stating the base rent to be paid during the option term. In the event Tenant has retained the services of a real estate broker to represent Tenant during the negotiations of the option term, it is expressly understood that Landlord shall have no obligation for the payment of all or any part of a real estate commission or other brokerage fee to Tenant’s real estate broker in connection therewith. Tenant shall be solely responsible for the payments of fees for services rendered to Tenant by such broker in connection with the option term.

G.    Notwithstanding the foregoing, Landlord shall have the unilateral right to terminate this Lease at any time during the option term, or effective on the last day of the initial demised term of this Lease, by delivering to Tenant not less than twelve (12) months’ prior written notice if Landlord determines that it will require the demised premises for redevelopment or related purposes. For the avoidance of doubt, Landlord’s right to terminate this Lease in accordance with the provisions of this subparagraph (g) shall not be for purposes of leasing the demised premises in its existing configuration to a third party.

ARTICLE 2 - Rent

Section 2.1.    Tenant covenants and agrees to pay to Landlord without set-off, recoupment, deduction or demand of any nature whatsoever, base rent for each year during the demised term as follows: for the first (1st) through the sixth (6th) full calendar months during the demised term the amount of Twenty Five Thousand One Hundred Sixty and 40/100 Dollars ($25,160.40) per month; for the seventh (7th) through twelfth (12th) full calendar months during the demised term the amount of Forty Three Thousand Three Hundred Eighty Dollars ($43,380.00) per month; for the thirteenth (13th) through twenty fourth (24th) full calendar months during the demised term the amount of Five Hundred Thirty Six Thousand One Hundred Seventy Six and 80/100 Dollars ($536,176.80) per annum, payable in twelve (12) equal monthly installments of Forty Four Thousand Six Hundred Eighty One and 40/100 Dollars ($44,681.40); for the twenty fifth (25th) through thirty sixth (36th) full calendar months during the demised term the amount of Five Hundred Fifty Two Thousand Two Hundred Sixty Two and 10/100 Dollars ($552,262.10) per annum, payable in twelve (12) equal monthly installments of Forty Six Thousand Twenty One and 84/100 Dollars ($46,021.84); for the thirty seventh (37th) through forty eighth (48th) full calendar months during the demised term the amount of Five Hundred Sixty Eight Thousand Eight Hundred Twenty Nine and 96/100 Dollars ($568,829.96) per annum, payable in twelve (12) equal monthly installments of Forty Seven Thousand Four Hundred Two and 50/100 Dollars ($47,402.50); for the forty ninth (49th) through sixtieth (60th) full calendar months during the demised term the amount of Five Hundred Eighty Five Thousand Eight Hundred Ninety Four and 86/100 Dollars ($585,894.86) per annum, payable in twelve (12) equal monthly installments of Forty Eight Thousand Eight Hundred Twenty Four and 57/100 Dollars ($48,824.57); for the sixty first (61st) through seventy second (72nd) full calendar months during the demised term the amount of Six Hundred Three Thousand Four Hundred Seventy One and 71/100 Dollars ($603,471.71) per annum, payable in twelve (12) equal monthly installments of Fifty Thousand Two Hundred Eighty Nine Thousand and 31/100 Dollars ($50,289.31); and for the seventy third (73rd) and seventy fourth (74th) full calendar months during the demised term the amount of Fifty One Thousand Seven Hundred Ninety Seven and 99/100 Dollars ($51,797.99) per month. Base rent shall be paid monthly in advance on the first (1st) day of each calendar month.

Section 2.2.    For the purpose of this Lease, a year shall be twelve (12) calendar months, commencing with the first day of the first full calendar month of the demised term and the succeeding anniversaries thereof. For any period prior to the commencement of the first year or subsequent to the end of the last year of the demised term, rent shall be prorated on the basis of the rental rate then payable.

Section 2.3.    All sums payable and all statements deliverable to Landlord by Tenant under this Lease shall be paid and delivered at Sixty 31st Avenue, San Mateo, California 94403-3404, or at such other place as Landlord may from time to time direct by notice to Tenant and all such sums shall be paid in lawful money of the United States.

Section 2.4.    Upon execution of this Lease, Tenant shall pay to the Landlord the following:

A.    Twenty Five Thousand One Hundred Sixty and 40/100 Dollars ($25,160.40) which shall be applied by Landlord to the first base rent to become due and payable under this Lease, and

B.    Two Hundred Fifty Thousand Dollars ($250,000.00) which shall be held as a Security Deposit pursuant to the terms of Section 19.9.

In lieu of a cash Security Deposit, Tenant shall have the right to provide Landlord with an unconditional, clean, irrevocable, standby letter of credit (the “Letter of Credit”) payable on sight with the bearer’s draft in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) issued by and drawn on an institution acceptable to Landlord (the “Issuing Bank”) which shall be held by Landlord as a Security Deposit pursuant to the terms of Section 19.9. Landlord hereby approves Silicon Valley Bank as the Issuing Bank. Tenant shall provide Landlord with a draft letter of credit in advance for Landlord’s approval and the Letter of Credit shall be substantially in form attached hereto as Exhibit “L”. The Letter of Credit shall permit partial drawings and shall state that it shall be payable against sight drafts presented by Landlord, accompanied by Landlord’s statement that either (i) a default beyond any applicable notice and cure periods exists under the Lease, or (ii) the Letter of Credit is scheduled to expire within thirty (30) days of the date of Landlord’s statement and Landlord has not received a replacement Letter of Credit, or (iii) Tenant has been declared bankrupt, and that said drawing is in accordance with the terms and conditions of the Lease; no other document or certification from Landlord shall be required to negotiate the Letter of Credit. Landlord may designate any bank as Landlord’s advising bank for collection purposes and any sight drafts for the collection of the Letter of Credit may be presented by the advising bank on Landlord’s behalf. The Letter of Credit shall be for an initial term of at least one (1) year and shall be acceptable to Landlord in both form and substance. The Letter of Credit shall be automatically renewed, without amendment, for continuing consecutive one (1) year (or longer) periods unless, at least thirty (30) days prior to any such date of expiration, the issuer gives written notice to Landlord that the Letter of Credit will not be renewed, in which case, if Tenant does not provide a replacement letter of credit that complies with the terms hereof at least thirty (30) days prior to such expiration date, Landlord shall be able to draw the full amount of the Letter of Credit. The Letter of Credit shall not expire until the date which is at least ninety (90) days after the scheduled expiration date of the Lease, subject to the provisions of Section 19.9.

Upon a default beyond any applicable notice and cure period by Tenant under the Lease, Landlord shall be entitled to draw against the Letter of Credit in the amount of the delinquent base rent or additional rent or any other expense, loss or damage that Landlord may suffer because of Tenant’s default. Upon Tenant’s bankruptcy, Landlord shall be entitled to draw against the entire amount of the Letter of Credit and any excess amounts shall be held by Landlord as collateral for Lease obligations. Landlord shall not be required to exhaust its remedies against Tenant before having recourse to the Letter of Credit or to any other form of collateral held by Landlord or to any other remedy available to Landlord at law or in equity.

The beneficiary designation in the Letter of Credit shall include Landlord and Landlord’s “successors and/or assigns as their interests may appear” and the Letter of Credit shall be assignable and shall include the Issuing Bank’s acknowledgment and agreement that the Letter of Credit is assignable by Landlord and that, in such event, the Issuing Bank agrees to treat the assignee as a beneficiary thereunder, entitling such assignee to the same rights afforded to Landlord, as beneficiary thereunder.

Section 2.5.    In addition to base rent under Section 2.1, all other payments to be made under this Lease by Tenant to Landlord shall be deemed to be and shall become additional rent hereunder, whether or not the same to be designated as such, and shall be included in the term “rent” wherever used in this Lease; and, unless another time shall be expressly provided for the payment thereof, all rent and additional rent shall be due and payable together with the next succeeding installment of base rent; and Landlord shall have the same remedies for failure to pay the same as for a nonpayment of base rent.

Section 2.6.    Any amount due from Tenant to Landlord that is not paid when due shall bear interest at the lesser of ten percent (10%) per annum or the highest rate then permitted to be charged on late payments under leases under California law; provided, however, the payment of any such interest shall not excuse or cure the default upon which such interest accrued. Tenant acknowledges and agrees that payment of such interest on late payments is reasonable compensation to Landlord for the additional costs incurred by Landlord caused by such late payment, including, but not limited to, collection and administration expenses and the loss of the use of the money that was late in payment.

ARTICLE 3 - Landlord’s Work - Tenant’s Work

Section 3.1.

A.    Tenant accepts the demised premises in a so-called “as-is” condition and agrees that, except for the work described in Section 3.1.B and Section 3.1.C, Landlord shall not be required to perform any work whatsoever therein. In the event the Tenant Improvements require demolition of any existing improvements within the demised premises, Tenant agrees to undertake same at Tenant’s sole cost and expense as a portion of Tenant’s work.

B.    Landlord shall replace the heating and air conditioning (HVAC) units described in Exhibit “C-1” hereto and repair the remaining HVAC units which are necessary for Tenant’s use and occupancy of the demised premises to good working condition within ninety (90) days of the later of (i) the date Landlord has approved Tenant’s plans and specifications for the Tenant Improvements described in Section 3.2 below which plans shall include Tenant’s HVAC requirements, or (ii) the date this Lease has been fully executed and delivered by the parties. In addition, as of the commencement of the demised term hereof the existing electrical, lighting and plumbing systems serving the demised premises shall be in good working order. In the event Tenant provides written notice to Landlord of the need for maintenance or repair of the roof or any building systems or any HVAC units, electrical or plumbing items within ninety (90) days after commencement of the demised term hereof, Landlord shall, at Landlord’s sole expense (provided the need for such maintenance and repairs was not caused by Tenant), perform any such maintenance and repairs. After the end of such 90-day period, any maintenance, repair or replacement thereof shall be performed by Landlord, and the costs reimbursed by Tenant, pursuant to the provisions of Section 11.3 hereof, subject to Section 18.3. If, as a direct result of Landlord’s failure to perform the work in accordance with the provisions of Section 3.1.B and Section 3.1.C, Tenant is delayed in completing the Tenant Improvement work in the demised premises beyond the Commencement Date described in Section 1.1 such that Tenant cannot operate its business therein, then the Commencement Date shall be delayed by one (1) day for each one (1) day of delay, if any, caused thereby.

C.    Landlord shall, at Landlord’s expense, perform any improvements required to make the exterior of the demised premises and the Parking and Accommodation Areas comply with the Americans with Disabilities Act (“ADA”) which are identified by the applicable governmental authorities as a condition of issuance of the building permits for the Tenant Improvements to be constructed by Tenant pursuant to Section 3.2. Tenant shall, at Tenant’s expense, perform any improvements required to make the demised premises comply with the ADA which are identified by the applicable governmental authorities as a condition of issuance of the building permits for the Tenant Improvements to be constructed by Tenant pursuant to Section 3.2. After completion of the Tenant Improvements and commencement of the demised term hereof, the responsibility for compliance with the ADA shall be as set forth in Section 7.5.

Section 3.2.    Tenant shall provide certain interior improvements in the demised premises that Tenant desires to construct in accordance with detailed plans and specifications therefor which shall include full construction drawings including without limitation architectural, structural, mechanical, plumbing and electrical drawings (herein, “plans and specifications”) which must be approved, in writing, by Landlord before work is commenced (collectively, the “Tenant Improvements”) and which plans and specifications, once approved, shall become Exhibit “C” hereto. Landlord acknowledges that Tenant may construct the Tenant Improvements in phases within twenty-four (24) months after Tenant first accesses the demised premises. All such Tenant Improvements shall be made at the sole cost of Tenant in accordance with Exhibit “C” hereto.

Landlord and Tenant hereby approve the preliminary plan for the Tenant Improvements shown on Exhibit “E” hereto; provided, however, that Landlord’s approval of the preliminary plan does not supersede or waive Tenant’s obligation to provide Landlord with the detailed plans and specifications for the Tenant Improvements nor does Landlord’s approval of the preliminary plan supersede or waive Landlord’s right to review and approve the plans and specifications for the Tenant Improvements in accordance with the provisions hereof. Subject to Landlord’s approval of the plans and specifications and subject to the provisions of Section 12.2 with regard to wiring, Landlord agrees that the improvements shown on Exhibit “E” may be surrendered at the expiration or sooner termination of the demised term of the Lease.

The Tenant Improvements will be constructed in accordance with the plans and specifications therefor to be prepared by a reputable licensed architect, under Tenant’s direction, which architect shall be approved by Landlord (the “Architect”), which approval shall not be unreasonably withheld, conditioned, or delayed. Landlord hereby approves DGA as an acceptable architect. Following approval of the plans and specifications, Tenant shall apply for all requisite building permits and approvals for construction of the Tenant Improvements. Following issuance of building permits, Tenant shall cause the Tenant Improvements to be constructed by a reputable general contractor licensed to do business in the State of California which contractor shall be approved by Landlord (the “General Contractor”) (which approval shall not be unreasonably withheld, conditioned, or delayed) and diligently prosecuted to completion in a good and workmanlike manner in accordance with the approved plans and specifications. Tenant shall have the right to make changes to the plans and specifications from time to time provided such changes are approved in advance in writing by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed. Landlord hereby approves MAI and CP Construction as acceptable General Contractors.

Landlord shall have the right to monitor the construction of the Tenant Improvements for conformance with the plans and specifications. Any deviations from the plans and specifications reported by Landlord to Tenant shall be corrected promptly. Tenant agrees to hold, or cause the General Contractor to hold, on site periodic construction meetings at a time made known to Landlord’s representative who shall have the right to attend such meetings for the purpose of monitoring the progress of the construction. Landlord’s representative shall also have access to the demised premises at all times during construction for the purpose of inspecting the work in progress.

In connection with Tenant’s Work in the demised premises, including the Tenant Improvements, Tenant and its General Contractor agree to abide by the provisions of the Insurance Requirements, attached hereto as Exhibit “D” and made a part hereof. In addition, Tenant shall, during the course of Tenant’s Work, including the Tenant Improvements, obtain and maintain, at its expense, builders’ risk insurance for the amount of the completed value thereof on all-risk form, and flood insurance, insuring the interests of Tenant, Landlord, and any contractors and subcontractors.

Within ten (10) days following Tenant’s completion thereof, Tenant shall furnish Landlord with a complete set of the final “For Construction” plans therefor in AutoCAD format, including all x-refs, fonts and plot files.

Notwithstanding anything to the contrary herein, Tenant shall not be required to perform any Tenant Improvements and Tenant shall be entitled to reduce or eliminate the scope of the Tenant Improvements in its discretion, subject to compliance with applicable laws and Landlord’s approval of any revisions to the plans and specifications for such changes.

If Tenant finds that there was any Hazardous Material in the demised premises at the time of delivery of possession thereof to Tenant (and Tenant, its employees, agents, contractors and invitees were not responsible for bringing the same onto the demised premises), or if any seismic upgrades are required to the demised premises which are not required or triggered by the specific nature of (i) Tenant’s use of the demised premises or (ii) Tenant’s work (including the Tenant Improvements) or alterations (as opposed to seismic upgrades required for any general construction in the demised premises), or Tenant’s negligent acts or omissions or those of its employees, contractors, agents, invitees or servants, Tenant shall immediately notify Landlord in writing and it will be Landlord’s responsibility to perform whatever work is required by law to remove or render harmless such Hazardous Materials or perform such upgrades, any and all such work to be performed in a manner and by a procedure meeting the requirements of applicable federal, state and local laws, ordinances and regulations at no cost to Tenant. In the event of the presence of Hazardous Materials in the demised premises or if seismic upgrades are required, Landlord may by notice to Tenant (which may be verbal) require that Tenant immediately stop performing the Tenant Improvement work in the demised premises. If Tenant, in its reasonable business judgment or by notice from Landlord, is required to stop performing the Tenant Improvement work in the demised premises as a direct result of the presence of Hazardous Materials or requirement of such upgrades, and provided this Lease has not terminated pursuant to the provisions hereof, then the Commencement Date shall be delayed by one (1) day for each one (1) day of delay, if any, caused by Landlord’s Hazardous Materials removal work or such upgrade work. Notwithstanding anything contained in this Lease to the contrary, in the event the work required to remove or render harmless any Hazardous Materials and/or perform any seismic upgrade is estimated by Landlord to cost, in the aggregate, One Hundred Fifty Thousand Dollars ($150,000.00) or more, then Landlord shall have the right to either (a) terminate this Lease by written notice to Tenant, in which case Landlord shall reimburse Tenant for the following reasonable and actual out-of-pocket costs (up to the maximum amount of Ten Thousand Dollars [$10,000.00]): (i) attorneys’ fees incurred by

Tenant in negotiating this Lease, and (ii) costs incurred by Tenant for designing and constructing the Tenant Improvements prior to the date Landlord required Tenant to stop work in the demised premises or the date Tenant actually stopped work if earlier, LESS the amount of the Inducement or any portion thereof which has been paid by Landlord to Tenant in accordance with Section 19.21 of this Lease, and such amount shall be payable within thirty (30) days after Tenant provides Landlord with all of the appropriate documentation to support and substantiate such costs, or (b) perform the work. In the event Landlord terminates this Lease, Landlord shall have no obligation to provide Tenant with the Inducement described in Section 19.21 or any portion thereof. Notwithstanding the foregoing, Landlord may not exercise option (a) in this paragraph if Tenant agrees, by written notice to Landlord within five (5) days after Landlord’s written termination notice, to pay for such Hazardous Materials or seismic upgrade costs in excess of One Hundred Fifty Thousand Dollars ($150,000.00).

Section 3.3.    Any additional work to be performed during the demised term hereof shall be performed at the sole cost of Tenant in accordance with detailed plans and specifications therefor which must be approved, in writing, by Landlord or Landlord’s Architect before work is commenced and otherwise pursuant to the provisions of Section 3.2 above.

ARTICLE 4 - Streets

Section 4.1.    Tenant agrees to use reasonable efforts to require employees, and to direct customers and other persons visiting Tenant, to park in the parking area provided in the Parking and Accommodation Areas and to allow Landlord to post the streets for no parking.

ARTICLE 5 - Utility Services

Section 5.1.    Landlord has at its own cost and expense secured the installation of water, gas, sanitary sewers and electrical services to the demised premises and made all necessary connections thereof to the building. Tenant shall pay all meter or service charges made by public utilities companies and shall pay for the water, gas and/or electricity used on the demised premises and sewer use fees and charges whether ad valorum or not and any so called “sewer connection charges” based on increased wastewater discharge from the demised premises exclusively. Tenant shall maintain such connections of utilities to the demised premises and the building.

Section 5.2.    Landlord shall not be liable to Tenant for the failure of any utility services.

ARTICLE 6 - Assignment - Change of Ownership

Section 6.1.

A.    Except as otherwise provided herein, Tenant shall not, by operation of law or otherwise, transfer, assign, sublet, enter into license or concession agreements, mortgage or hypothecate this Lease or the Tenant’s interest in and to the demised premises without first procuring the written consent of Landlord. Any attempted transfer, assignment, subletting, license or concession agreement, mortgage or hypothecation without Landlord’s written consent shall be void and confer no rights upon any third person. Landlord’s consent to a proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed provided that the proposed assignee or sublessee shall have: (i) a net worth, at the time of the assignment or sublease, determined in accordance with good accounting principles, sufficient to perform its obligations under this Lease and the applicable transfer as determined by Landlord in Landlord’s sole but reasonable judgment, and (ii) a good reputation in the business community; provided further that Tenant shall give Landlord not less than thirty (30) days’ prior notice prior to the effective date of any such assignment or sublease, and Landlord shall have the option to terminate this Lease with respect to the space to be assigned or a sublease of all or substantially all of the demised premises for all or substantially all of the remaining Lease term (in each case, except with respect to a Permitted Transferee) by notice to Tenant given within thirty (30) days of Landlord’s receipt of Tenant’s notice. Nothing herein contained shall relieve Tenant from its covenants and obligations for the demised term. Tenant agrees to reimburse Landlord for Landlord’s reasonable outside attorneys’ fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, licensing or concession agreement, mortgage or hypothecation of this Lease or Tenant’s interest in and to the demised premises, not to exceed $1,000.00 per request. If Landlord consents to any assignment or sublease pursuant to this Article, Tenant shall pay Landlord, as additional rent:

(a)    in the case of each and every assignment (except with respect to a Permitted Transferee), an amount equal to one-half (1/2) of all monies, property, and other consideration of every kind whatsoever paid or payable to Tenant by the assignee for such assignment and for all property of Tenant transferred to the assignee as part of the transaction (including, but not limited to, fixtures, other leasehold improvements, furniture, equipment, and furnishings), less the Transfer Costs, as defined below (with reference to an assignment rather than a sublease); and

(b)    in the case of each and every sublease (except with respect to a Permitted Transferee), one-half (1/2) of the amount by which all rent, and/or other monies, property, and consideration of every kind whatsoever paid or payable to Tenant by the subtenant under the sublease exceeds the sum of:

(i)    all base rent and additional rent under this Lease accruing during the term of the sublease in respect of the subleased space (as reasonably determined by Landlord, taking into account the useable area of the premises demised under the sublease); plus

(ii)    attorney’s fees up to $2,500.00 actually paid by Tenant to an independent outside attorney and commissions actually paid by Tenant in connection with the sublease to an independent third party licensed real estate broker; plus

(iii)    the actual cost of leasehold improvements undertaken by Tenant (subject to Landlord’s prior written consent) solely to prepare the sublease space for the subtenant, amortized over the period of the term of the sublease, commencing with the date on which the sublease commences (the foregoing clauses (ii) and (iii) are herein collectively referred to as the “Transfer Costs”).

B.    Each transfer, assignment, subletting, license, concession agreement, mortgage and hypothecation to which there has been consent or for which no consent is required (other than to a Permitted Transferee where the Tenant is the surviving entity) shall be by an instrument in writing in form satisfactory to Landlord, and shall be executed by the transferor, assignor, sublessor, licensor, concessionaire, hypothecator or mortgagor and the transferee, assignee, sublessee, licensee, concessionaire or mortgagee in each instance, as the case may be; and each transferee, assignee, sublessee, licensee, concessionaire or mortgagee shall agree in writing for the benefit of Landlord herein to assume, to be bound by, and to perform the applicable terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all applicable amounts due or to become due under this Lease directly to Landlord. One (1) executed copy of such written instrument shall be delivered to Landlord. Failure to first obtain in writing Landlord’s consent or failure to comply with the provisions of this Article shall operate to prevent any such transfer, assignment, subletting, license, concession agreement, mortgage, or hypothecation from becoming effective.

C.    If Tenant hereunder is a corporation which, under the then current laws of the State of California, is not deemed a publicly traded corporation, as defined in California Corporations Code Section 1502.1 or any successor to such section, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of fifty percent (50%) shall be deemed an assignment within the meaning and provisions of this Section 6.1.

D.    The consent of Landlord to any transfer, assignment, sublease, license or concession agreement, mortgage or hypothecation of this Lease is not and shall not operate as a consent to any future or further transfer, assignment, sublease, license or concession agreement, mortgage or hypothecation, and Landlord specifically reserves the right to refuse to grant any such consents except as otherwise provided in this Section 6.1.

E.    Landlord’s rights to assign this Lease are and shall remain unqualified. Upon any sale of the demised premises and provided the purchaser assumes all obligations under this Lease, Landlord shall thereupon be entirely released of all obligations of Landlord hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such sale.

F.    Notwithstanding anything to the contrary herein, Tenant may, without Landlord’s prior written consent, provided that (i) the rights granted to Tenant herein are not intended as a subterfuge to circumvent Landlord’s rights under this Article 6, and

(ii) Tenant is not in default under this Lease beyond applicable notice and cure periods, and (iii) such assignee or sublessee shall comply with all of the terms and conditions of this Lease, without any modification of this Lease, sublet the demised premises or assign the Lease to a Permitted Transferee under the conditions contained herein. For the purposes hereof, a Permitted Transferee is defined as: (a) the parent corporation of Tenant or a subsidiary or affiliate of Tenant; or (b) any entity which results from a merger or consolidation (provided the surviving entity has financial capacity to fulfill the obligations under the Lease, as determined by Landlord in its sole, but reasonable, business judgment; and further provided that all of the assets then held by Tenant remain or become assets of the surviving entity); or (c) a purchaser of all or substantially all of Tenant’s assets or stock as a going concern; or (d) Tenant, following a change in control described in Section 6.1.0 above. Any such Permitted Transferee pursuant to clauses (a) and (c) above shall agree in writing, in form satisfactory to Landlord, to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all amounts due or to become due under this Lease directly to Landlord, without any modification of this Lease. Tenant shall provide Landlord with the following no later than ten (10) days after the effective date of the proposed transfer: (i) the name and address of the Permitted Transferee, and (ii) a copy of the proposed sublet or assignment agreement, and (iii) such reasonable information as may be requested by Landlord to substantiate that the proposed assignee or sublessee qualifies as a Permitted Transferee under the definition set forth hereinabove. Failure of Tenant to so provide Landlord with such information or a copy of the written instrument effecting the proposed sublease or assignment shall operate to prevent any such sublease or assignment from becoming effective and any such transaction shall be null and void. Nothing herein contained shall be construed as releasing Tenant from any of its liabilities or other obligations hereunder, including the payment of rent.

Notwithstanding anything herein to the contrary, the following shall not be deemed to constitute an assignment under this Lease: (i) the sale or issuance of stock by Tenant on a public exchange or in connection with a public offering or the subsequent sale of stock on a public exchange or the sale, transfer or issuance of stock by Tenant in a private financing intended to raise capital for Tenant and not intended to circumvent Landlord’s rights under this Article 6, or (ii) the transfer of stock among existing shareholders of Tenant, family members or for estate planning purposes.

None of the transactions permitted under this Section 6.F shall require the consent of Landlord but Tenant shall notify Landlord in writing of the same as provided hereinabove.

ARTICLE 7 - Tenant’s Additional Agreements

Section 7.1.    Tenant agrees at all times during the demised term to: (A) Keep the demised premises in a neat and clean condition. (B) Promptly remove all waste, garbage or refuse from the demised premises. (C) Promptly comply with all laws and ordinances and all rules and regulations of duly constituted governmental authorities affecting the demised premises, and the cleanliness, safety, use and occupation thereof, but this clause (C) shall not be construed to require Tenant to comply with any such laws, ordinances, rules or regulations which require structural changes in the demised premises unless the same are made necessary by act or work or alterations performed by Tenant (including the Tenant Improvements, subject to Landlord’s obligations in Section 3.1.C) or the particular nature of Tenant’s business (other than general office use). (D) Prevent the escape from the demised premises of all fumes, odors and other substances which are offensive or may constitute a nuisance or interfere with other tenants.

Section 7.2.    Tenant agrees that it will not at any time during the demised term without first obtaining the Landlord’s written consent: (A) Conduct or permit any fire, bankruptcy or auction sale in the demised premises. (B) Place on the exterior walls (including both interior and exterior surfaces of windows and doors), the roof of any buildings or any other part of the demised premises, any sign, symbol, advertisement, neon light, other light or other object or thing visible to public view outside of the demised premises. (C) Change the exterior color of the building on the demised premises, or any part thereof, or the color, size, location or composition of any sign, symbol or advertisement that may have been approved by Landlord. (D) Park, operate, load or unload, any truck or other delivery vehicle on any place other than the loading area designated for Tenant’s use. (E) Use the plumbing facilities for any purpose other than that for which they were constructed or dispose of any foreign substance therein. (F) Install any exterior lighting or plumbing facilities, shades or awnings, amplifiers or similar devices, or use any advertising medium which may be heard or experienced outside the demised premises, such as loudspeakers, phonographs, or radio broadcasts. (G) Deface any portion of the building or improvements on the demised premises, normal usage excepted. In the event any portion of the building is defaced or damaged, Tenant agrees to repair such damage. (H) Permit any rubbish or garbage to accumulate on the demised premises, or any part thereof, unless confined in metal containers so located as not to be visible to members of the public. (I) Install, maintain or operate any sign on the exterior of the building except as approved in writing by Landlord. (J) Store materials, supplies, equipment, finished products, raw materials or articles of any nature outside of the demised premises. (K) Use the demised premises for retail or residential purposes. (L) Use, store, generate or dispose of any “hazardous material”, “hazardous substance” or “hazardous waste” as those terms are defined from time to time under applicable laws and regulations (“Hazardous Materials”) except as are reasonably required for the conduct by Tenant of its business in the demised premises for the permitted use, provided that (i) Tenant’s indemnities set forth in this Lease shall not be affected or limited thereby, and (ii) any such Hazardous Materials shall be used with due care and in accordance with the instructions of the manufacturer of such products and used only strictly in accordance with all permits therefor and all applicable laws.

Landlord shall allow Tenant to install, at Tenant’s expense, Tenant’s signage on the monument sign for the building, subject to Landlord’s approval, in Landlord’s reasonable discretion, as to the size, type, installation procedure and location of the sign, and subject to approval by the City of Menlo Park; provided that, at the expiration or sooner termination of this Lease, at Landlord’s election, Tenant shall, at Tenant’s sole cost and expense, remove such signage and repair any damage caused by such removal.

In addition, Tenant may install only such vinyl signage on the front windows of the building for which Tenant has received approval from the City of Menlo Park and also which have been approved in advance in writing by Landlord, which approval shall be in Landlord’s reasonable discretion.

Section 7.3.    Tenant agrees that it will not at any time during the demised term: (A) Perform any act or carry on any practice which may injure the demised premises. (B) Burn anything in or about the demised premises. (C) Keep or display any merchandise or other object on or otherwise obstruct any sidewalks, walkways or areaways. (D) Use or permit the use of any portion of the demised premises as living quarters, sleeping apartments, lodging rooms, or for any unlawful purpose. (E) Use or permit the demised premises to be used for any purpose which is or shall not then be allowed under the Zoning Ordinance of the City of Menlo Park, California, in that area.

Section 7.4.    Tenant shall, at its expense, comply with all applicable laws, regulations, rules and orders, regardless of when they become or became effective, including, without limitation, those relating to health, safety, noise, environmental protection, waste disposal, and water and air quality, and furnish satisfactory evidence of such compliance upon request of Landlord.

Should any discharge, leakage, spillage, emission or pollution of any type occur upon or from the demised premises due to Tenant’s use and occupancy thereof, Tenant, at its expense, shall be obligated to remedy the same to the reasonable satisfaction of Landlord and to the satisfaction of any governmental body having jurisdiction thereover or reasonably recommended by Landlord’s environmental consultant pursuant to the following paragraph. Tenant agrees to indemnify, hold harmless, and defend Landlord against all liability, cost, and expense (including without limitation any fines, penalties, judgments, litigation costs, and attorneys’ fees) incurred by Landlord as a result of Tenant’s breach of this section, or as a result of any such discharge, leakage, spillage, emission, or pollution, regardless of whether such liability, cost, or expense arises during or after the demised term, unless such liability, cost or expense is proximately caused solely by the active negligence of Landlord.

Tenant shall provide Landlord with a copy of its application(s) for all Hazardous Materials permits for Tenant’s operation of its business in the demised premises and shall provide Landlord with all information obtained by Tenant from, and/or provided to, the San Mateo County Department of Environmental Health or the Menlo Park Fire Protection District (MPFPD) (or other appropriate governmental authorities) pertaining to Tenant’s generation, discharge or use of Hazardous Materials in or from the demised premises. Landlord reserves the right to contract with an environmental consultant to perform walk throughs of the demised premises from time to time during the demised term, subject to the terms of Section 19.1, to review Tenant’s generation, discharge and/or use of Hazardous Materials in or from the demised premises and compliance with the applicable permits, and to make reasonable recommendations with respect thereto. Tenant shall undertake those activities necessary to timely comply with Landlord’s environmental consultant’s reasonable recommendations and all other activities required by the San Mateo County Department of Environmental Health or MPFPD or other governmental authorities responsible for Hazardous Materials, and shall provide Landlord with satisfactory evidence of such compliance.

Tenant shall pay all amounts due Landlord under this section, as additional rent, within ten (10) days after any such amounts become due.

Tenant shall, at least thirty (30) days prior to the termination of the demised term, or any earlier termination of this Lease, submit a plan to the San Mateo County Department of Environmental Health or MPFPD in accordance with applicable provisions of the Uniform Fire Code (or other appropriate governmental authorities), with a copy to Landlord, demonstrating how any Hazardous Materials which were stored, dispensed, handled or used in, at or upon the demised premises will be transported, disposed of or reused at the expiration or sooner termination of the demised term of this Lease; and Tenant shall, at the expiration or sooner termination of the demised term, comply with all applicable laws, regulations, rules and orders of any governmental body having jurisdiction thereover (including without limitation the MPFPD or other appropriate governmental authorities) regarding the disposal of any such Hazardous Materials. In addition, at the expiration or earlier termination of the demised term Tenant shall close all Hazardous Materials permits with respect to the demised premises.

Tenant’s obligations under this Section 7.4 shall survive the expiration or earlier termination of this Lease, including without limitation any termination resulting from any default by Tenant under the Lease.

Section 7.5.    Landlord and Tenant agree and acknowledge that, from and after the commencement of the demised term hereof, if the Parking and Accommodation Areas, or any portion thereof, are required to be modified to comply with the ADA, then Landlord shall make the improvements necessary to make any such areas comply with the provisions of the ADA and, except for Landlord’s obligations at Landlord’s sole cost under Section 3.1.C, the cost thereof shall be reimbursed by Tenant to Landlord as a portion of the management, maintenance and repair expenses of the Parking and Accommodation Areas pursuant to the provisions of Article 18. Tenant agrees and acknowledges that at any time during the demised term hereof (including if required as a condition of issuance of any building permit for the Tenant Improvements or subsequent improvements or alterations within the demised premises) that the demised premises are required to be modified to comply with the ADA, then Tenant shall, at Tenant’s sole cost and expense, make the improvements necessary to make the demised premises comply with the provisions of the ADA.

ARTICLE 8 - Use of Premises

Section 8.1.    Tenant shall use the demised premises solely for general office, research and development, laboratory and pilot plant, and for no other purposes without Landlord’s written consent.

Section 8.2.    Tenant covenants and agrees that it will not knowingly use or permit to be used the demised premises or any part thereof for any unlawful purpose whatsoever. Tenant shall obtain and maintain all governmental licenses and permits required for the lawful and proper conducting of Tenant’s business in the demised premises.

ARTICLE 9 - Indemnity and Public Liability Insurance

Section 9.1.    Tenant agrees to indemnify and save harmless Landlord from and against all claims arising from any act, omission or negligence of Tenant, or its contractors, licensees, agents, servants, invitees or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person occurring during the demised term in the demised premises and on the sidewalks (if any) in the Parking and Accommodation Areas adjoining the same, or arising in connection with Tenant’s use of generators, sheds and/or other improvements in accordance with Section 18.1 hereof, and from and against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, including, but not limited to, reasonable attorneys’ fees and court costs. Notwithstanding anything to the contrary herein, Landlord shall not be released or indemnified from, and shall indemnify, defend, protect and hold harmless Tenant from, all losses, damages, liabilities, claims, attorneys’ fees, costs and expenses to the extent arising from the gross negligence or willful misconduct of Landlord or its agents, contractors or licensees.

Section 9.2.    Tenant agrees to maintain in full force during the demised term a policy of public liability and property damage insurance under which Landlord (and such other persons, firms or corporations as are designated by Landlord and are properly includible as additional insureds under the terms of any such policies of insurance) and Tenant are named as insureds, and the insurer agrees to indemnify and hold Landlord and Landlord’s said designees harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damage mentioned in Section 9.1. All public liability and property damage policies shall contain a provision that Landlord, although named as an additional insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees, by reason of the negligence of Tenant. Each such policy shall be approved as to form by Landlord, such approval not to be unreasonably withheld, be noncancelable with respect to the Landlord and Landlord’s said designees without advance written notice to the Landlord and Landlord’s said designees, and a duplicate original or certificate thereof shall be delivered to Landlord prior to commencement of the demised term and thereafter thirty (30) days prior to expiration of the term of each policy. The limits of liability of such comprehensive general liability insurance shall be Two Million Dollars ($2,000,000.00) for injury or death to one or more persons and damage to property, combined single limit.

Tenant shall maintain Pollution Legal Liability Insurance, which insurance shall cover Tenant against both Bodily Injury Liability and Property Damage Liability, with limits of $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate. Such insurance shall cover Pollution Conditions on the Premises. “Pollution Conditions” means the discharge, disposal, release or escape of smoke, vapors, fumes, acids, alkalis, toxic chemicals, liquids or gases (including gasoline), waste materials, or other irritants, contaminants or pollutants into or upon land, the atmosphere, or any water course, groundwater or body of water. Landlord (and such other persons, firms or corporations as are designated by Landlord) shall be named as additional insured under said insurance.

All public liability, property damage, pollution legal liability insurance and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. Notwithstanding anything contained herein to the contrary, all insurance carried by Tenant shall be issued by responsible insurance companies licensed to do business in the State of California with an A.M. Best Company rating of A-VIII or better.

If Tenant shall not comply with its covenants to maintain insurance made above, or if Tenant fails to provide duplicate originals or certificates thereof to Landlord as is provided above, Landlord may, but shall not be required to, obtain any such insurance; and if Landlord does obtain any such insurance, Tenant shall, on demand, reimburse Landlord for the premium for any such insurance.

Section 9.3.    Tenant agrees to use and occupy the demised premises, the Parking and Accommodation Areas and to use all other portions of the Business Park (which it is herein given the right to use) at its own risk and hereby releases to the full extent permitted by law the Landlord, and its agents, servants, contractors, and employees, from all claims and demands of every kind resulting from any accident, damage or injury occurring therein. Landlord shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Tenant. The provisions of this Section shall apply during the whole of the demised term.

ARTICLE 10 - Fire Insurance and Casualty

Section 10.1.    If the building on the demised premises should be damaged or destroyed during the demised term by any casualty insurable under Landlord’s standard fire and extended coverage insurance policies, Landlord shall (unless Landlord terminates the Lease in accordance with Subparagraph (g) of Section 1.3 and except as hereinafter provided) repair and/or rebuild the same to substantially the condition in which the same existed immediately prior to such damage or destruction. Landlord’s obligation under this Section shall in no event exceed either (A) the scope of the work existing as of the date of this Lease, or (B) the proceeds of any such insurance policy if Landlord keeps the building and the demised premises insured against loss or damage by such fire and extended coverage insurance to the extent of the full replacement value of the building if reasonably obtainable from responsible insurance companies licensed to do business in California, unless Landlord nevertheless elects to repair and/or rebuild the building and the demised premises. Tenant shall in the event of any such damage or destruction, unless this Lease shall be terminated as hereinafter provided, be responsible for replacing or repairing all exterior signs, trade fixtures, equipment, display cases, and other installations originally installed by the Tenant. Tenant shall have no interest in the proceeds of any insurance carried by Landlord.

Section 10.2.    Tenant’s base rent shall be abated proportionately during any period in which, by reason of any such damage or destruction, the building is rendered partially or totally untenantable. Such abatement shall continue for the period commencing with such destruction or damage and ending with the substantial completion by the Landlord of such work or repair and/or reconstruction as Landlord is obligated to do.

Section 10.3.    If the building on the demised premises should be damaged or destroyed to the extent of 33-1/3% or more of the then monetary value thereof by an event described in Section 10.1, then Landlord may terminate this Lease by written notice to Tenant; provided, however, so long as there are at least three (3) years remaining in the demised term (excluding any option term) as of the date of such damage or destruction, Landlord may not terminate the Lease pursuant to this Section 10.3 or Section 10.7 below if Landlord (in its sole and unfettered discretion) intends to repair and/or rebuild the building to substantially the condition in which it existed immediately prior to such damage or destruction (including the same footprint), provided that Landlord actually completes such restoration within one (1) year (the “Restoration Date”) of the date of damage or destruction. If Landlord elects not to rebuild the existing building or does not complete the restoration of the building to substantially the condition in which it existed immediately prior to such damage or destruction (including the same footprint) by the Restoration Date, then Landlord may terminate the Lease by written notice to Tenant given within thirty (30) days after the Restoration Date.

If during the last four (4) years of the demised term hereof the demised premises should be damaged from any cause (excluding Tenant’s willful misconduct) and the time needed to repair and/or rebuild the same is reasonably estimated by Landlord to exceed two hundred seventy (270) days from the date Landlord receives permits, then Tenant may terminate this Lease by written notice to Landlord as follows:

Landlord shall notify Tenant within thirty (30) days following any damage to or destruction of the demised premises of the length of time Landlord reasonably estimates to be necessary for repair or restoration of the demised premises. Tenant shall have the right to terminate the Lease within fifteen (15) days following receipt of such notice if restoration or repair of the demised premises is estimated by Landlord to take more than two hundred seventy (270) days from the date Landlord receives permits for such restoration or repair. Tenant shall have the additional right to terminate the Lease if restoration or repair in fact takes longer (subject to Unavoidable Delays or delays caused by Tenant) than two hundred seventy (270) days (or such longer period of time as stated in Landlord’s original estimate) from the date Landlord received permits for such restoration or repair and Tenant notifies Landlord of its intention to terminate the Lease before the date that restoration and repair is actually completed.

If neither Landlord nor Tenant elects to terminate this Lease then Landlord shall repair and/or rebuild the same as provided in Section 10.1. If such damage or destruction occurs and this Lease is not so terminated, this Lease shall remain in full force and effect and the parties waive the provisions of any law to the contrary. The Landlord’s obligation under this Section shall in no event exceed the scope of the work existing as of the date of this Lease.

Section 10.4.    Tenant agrees to comply with all of the regulations and rules of the Insurance Service Office or any similar body and will not do, suffer, or permit an act to be done in or about the demised premises which will increase any insurance rate with respect thereto.

Section 10.5.    Tenant agrees, in addition to any rent provided for herein, to pay to the Landlord the cost of the fire and extended coverage insurance policy carried by Landlord on the demised premises during the entire demised term or any renewal or extension thereof. Landlord shall carry standard fire and extended coverage policies to the extent of one hundred percent (100%) of the insurable value of the building.

Section 10.6.    During the demised term, Tenant shall carry, at its expense, insurance against loss and damage by fire including “Special Perils” provisions for the full insurable value of Tenant’s merchandise and personal property, including wall coverings, carpeting and drapes, and the trade fixtures, furnishings and operating equipment in the demised premises, whether supplied by Tenant or existing in the demised premises upon commencement of the Lease. Landlord and Landlord’s mortgagee shall be named as additional insureds under said policy, which shall be noncancellable with respect to Landlord and Landlord’s mortgagee without prior written notice. A certificate evidencing such coverage shall be delivered to Landlord prior to commencement of the demised term and thereafter thirty (30) days prior to the expiration of the term of such policy. Such insurance shall be written as a primary policy, not contributing with and not in excess of coverage Landlord may carry. If Tenant shall not comply with its covenants to maintain said insurance, or if Tenant fails to provide a certificate thereof to Landlord, Landlord may, but shall not be required to, obtain any such insurance, and if Landlord does obtain any such insurance, Tenant shall, on demand, reimburse Landlord for the premium for any such insurance.

Section 10.7.    In the event the building on the demised premises shall be damaged as a result of any flood, earthquake, act of war, nuclear reaction, nuclear radiation or radioactive contamination, or from any other casualty not covered by Landlord’s fire and extended coverage insurance, to any extent whatsoever, Landlord may within ninety (90) days following the date of such damage, commence repair, reconstruction or restoration of the building and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect, or within said ninety (90) day period elect not to so repair, reconstruct or restore the building, in which event this Lease shall cease and terminate. In either such event Landlord shall give Tenant written notice of its intention within said ninety-day period.

Section 10.8.    Upon any termination of this Lease under the provisions of this Article 10, the rent shall be adjusted as of the date of such termination and the parties shall be released without further obligation to the other party upon the surrender of possession of the demised premises to Landlord, except for items that have been theretofore accrued and are then unpaid, and except for obligations that are designated as surviving such termination.

Section 10.9.    Notwithstanding anything in this Article 10 or elsewhere in this Lease to the contrary, Landlord may maintain any insurance on the demised premises that Landlord deems necessary or advisable, including, but not limited to, any rental insurance, owner’s protective liability insurance, pollution insurance, or any insurance required by any mortgagee of Landlord; and Landlord may include the amount of the premiums for such insurance in the total of the insurance premiums which Tenant is required to pay under the terms hereof.

Section 10.10.    Notwithstanding anything to the contrary herein, the parties hereto release each other and their respective agents, employees, successors, assignees and subtenants from all liability for damage to any property that is caused by or results from a risk which is actually insured against or which is required to be insured against under this Lease, without regard to the negligence or willful misconduct of the entity so released. All of Landlord’s and Tenant’s repair and indemnity obligations under the Lease shall be subject to the waiver contained in this Section.

ARTICLE 11 - Repair

Section 11.1.    Landlord agrees, at Landlord’s sole expense, to repair structural defects of the building on the demised premises throughout the life of the Lease. Structural defects and maintenance shall not be deemed to include cracks or fissures in walls or floors, nor the requirement of painting or caulking.

Section 11.2.    Tenant agrees during the demised term or any extension thereof to maintain the interior of the building on the demised premises, and every part thereof, except as to work to be performed by Landlord under Sections 11.1 and 11.3. Tenant further agrees to clean, inside and out, all of the glass on the exterior of the building. If Tenant should fail to faithfully perform its maintenance obligations hereunder then Landlord shall, upon having given notice to Tenant of the need for said maintenance, have the right to perform, or cause to be performed, said maintenance and Tenant shall on demand reimburse Landlord for Landlord’s costs of providing such maintenance. Landlord’s reservation of the right to enter upon the demised premises to perform any repairs or maintenance or other work in, to, or about the demised premises which in the first instance is the Tenant’s obligation pursuant to this Lease shall not be deemed to impose any obligation on Landlord to do so, nor shall Landlord be rendered liable to Tenant or any third party for the failure to do so, and Tenant shall not be relieved from any obligation to indemnify Landlord as otherwise provided elsewhere in this Lease.

Section 11.3.    Landlord shall provide the following services and Tenant shall, in addition to all other payments required to be made under other provisions of this Lease, reimburse Landlord, within twenty (20) days after demand therefor, for Landlord’s gross costs of the following, subject to the provisions of Section 11.5 and Section 18.3 of this Lease: (i) maintaining, repairing and replacing the roof; (ii) painting, maintaining and repairing the exterior of the building; (iii) maintaining, repairing and replacing the elevator and elevator equipment room (if any); (iv) maintenance and repair associated with the mechanical and electrical rooms and base utility systems of the building (including utility meters, pipes, conduits, fixtures and equipment within the demised premises); (v) maintenance and repair of the trash enclosure utilized in connection with the building; (vi) maintenance, repair and replacement of the glass on the exterior of the building; and (vii) any other maintenance and repair other than that which Landlord is required to perform at Landlord’s expense per Section 11.1. After the ninety (90) day notice period described in Section 3.1.B hereof has elapsed, subject to Section 11.5 below, Tenant shall also, on demand, reimburse Landlord for Landlord’s gross costs of maintaining, repairing and replacing the heating and air conditioning equipment serving the demised premises, whether furnished by Landlord or Tenant. Landlord’s said gross costs as used in this Section 11.3 shall include all costs and expenses of every kind or nature incurred by Landlord in the performance of such maintenance, repair or replacements and Landlord’s determination of the amount of said costs and expenses will be final.

Section 11.4.    If during the term of this Lease Landlord or Landlord’s insurance carrier requires the installation of a specialized fire control system, or any fire detection device, because of the nature of the particular activities being carried on by Tenant in the demised premises (other than general office use), then said system or device shall be installed at the sole cost of the Tenant within the time specified.

Section 11.5.    Notwithstanding the provisions of Section 11.3 and Section 18.3 hereof to the contrary, Tenant’s obligation to reimburse Landlord for (i) costs associated with the replacement (as opposed to repairs and maintenance) of the roof membrane and underlayment and the heating, ventilating and air-conditioning units furnished by Landlord and (ii) the cost of any capital improvement [not described in (i)] made by Landlord pursuant to Article 11 and/or Article 18 of this Lease during the demised term and typically amortized under good accounting practice (as used in this Section 11.5, the term “capital improvement” shall mean the replacement of an existing improvement or the addition of a permanent structural improvement costing in excess of Twelve Thousand Five Hundred Dollars ($12,500.00) for any one (1) individual replacement item), shall be limited to a proportionate share of such replacement or capital improvement costs (the “Reimbursement Amounts”) calculated as follows:

A.    if such costs are incurred during the initial demised term of this Lease, by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the original demised term and the denominator of which is the number of days in the estimated useful life of the replacement as determined in accordance with good accounting practices; and

B.    if such costs are incurred during any option term or any holdover or extended term of this Lease, by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the demised term of this Lease (including the extended term) and the denominator of which is the number of days in the estimated useful life of the replacement as determined in accordance with good accounting practices.

If a Reimbursement Amount has been determined under subsection (a) above with respect to any replacement costs, and Tenant subsequently extends the term of this Lease, Tenant shall also be responsible for another Reimbursement Amount with respect to such replacement costs determined by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the extended term of this Lease and the denominator of which is the number of days in the estimated useful life of the replacement.

The foregoing limitation shall not apply to equipment furnished by Tenant and maintained by Landlord. Tenant shall pay any Reimbursement Amounts, as additional rent, monthly on a straight-line basis amortized over the remaining demised term of the Lease using an interest rate equal to ten percent (10%) per annum.

The limitations on Tenant’s liability for expenses hereunder shall in no event apply to any costs for replacements occasioned by (x) Tenant’s negligent acts or omissions or those of its employees, contractors, agents, invitees or servants, or (y) the particular nature of Tenant’s business, all of which costs shall be borne solely by Tenant.

ARTICLE 12 - Fixtures & Alterations

Section 12.1.    All trade fixtures owned by Tenant and installed in the demised premises shall remain the property of Tenant and may be removed from time to time and shall be removed at the expiration of the demised term. Tenant shall repair any damage to the demised premises caused by the removal of said fixtures. If Tenant fails to remove such fixtures on or before the last day of the demised term, all such fixtures shall become the property of Landlord, unless Landlord elects to require their removal, in which case Tenant shall promptly remove them and restore the demised premises to its condition prior to such removal. Landlord may also, at Landlord’s sole discretion, store such fixtures at Tenant’s expense.

Section 12.2.    Tenant shall not make any alterations, additions or improvements in or to the demised premises or the building without submitting plans and specifications therefor for the prior written consent of Landlord, which consent shall not be unreasonably withheld, provided that the proposed alterations, additions or improvements do not impact the storefront, exterior walls, sprinkler and life support systems, or materially affect the mechanical/electrical system [including any increase in electrical service], or erect or increase the size of an existing mezzanine, or require or result in any penetration into or through the roof or the floor of the demised premises.

Any such alterations, additions or improvements shall comply with all applicable codes and standards, shall be consented to by Landlord, and shall be made at Tenant’s sole cost and expense in accordance with the plans and specifications therefor. Within ten (10) days following Tenant’s completion thereof, Tenant shall furnish Landlord with a complete set of the final “For Construction” plans therefor in AutoCAD format, including all x-refs, fonts and plot files. Tenant shall secure any and all governmental permits, approvals or authorizations required in connection with any such work, and shall hold Landlord harmless from any and all liability, costs, damages, expenses (including attorneys’ fees) and any and all liens resulting therefrom. All alterations, additions and improvements (and expressly including all light fixtures and floor coverings installed by Tenant), except furniture, removable paneling, wall fixtures, trade fixtures, appliances and equipment which do not become a part of the demised premises, shall be deemed to belong to Tenant, but shall be deemed to have been attached to the demised premises or the building and to have become the property of Landlord upon the termination of the demised term. Upon the expiration or sooner termination of the demised term hereof, Tenant shall, at Tenant’s sole cost and expense, forthwith remove (i) all alterations, decorations, additions or improvements installed by or for Tenant and designated by Landlord for removal at the time of Landlord’s consent thereto, and (ii) all wiring installed by or for Tenant in the demised premises and/or the building, unless excused from doing so in writing by Landlord, and Tenant shall forthwith at its sole cost and expense repair any damage to the demised premises or the building caused by such removal. In the event Tenant does not so remove all such alterations, decorations, additions, improvements and wiring from the demised premises and/or the building, or repair any damage caused by such removal, then Tenant agrees that Landlord may apply such sums from the Security Deposit, or recover such sums from Tenant by judgment if Tenant did not provide a Security Deposit, or if insufficient funds exist in the Security Deposit, to compensate Landlord for the removal and disposal of any of the same and/or repair of any damage therefrom to the demised premises or the building.

ARTICLE 13 - Remedies

Section 13.1.    Should Tenant default in the performance of any of its obligations under this Lease with reference to the payment of rent and such default continue for five (5) days after the date Tenant receives written notice from Landlord that such payment is past-due, or should Tenant default in the performance of any other obligations under this Lease and such default continue for thirty (30) days after receipt of written notice from Landlord specifying such default or beyond the time reasonably necessary to cure if such default is of a nature to require more than thirty (30) days to remedy, then, in addition to all other rights and remedies Landlord may have under this Lease or under applicable law, Landlord shall have the following rights and remedies:

A.    The Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue the lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). If Tenant breaches any covenants of this Lease or if any event of default occurs, whether or not Tenant abandons the demised premises, this Lease shall continue in effect until Landlord terminates Tenant’s right to possession, and Tenant shall remain liable to perform all of its obligations under this Lease and Landlord may enforce all of Landlord’s rights and remedies, including the right to recover rent as it falls due. If Tenant abandons the demised premises or fails to maintain and protect the same as herein provided, Landlord shall have the right to do all things necessary or appropriate to maintain, preserve and protect the demised premises, including the installation of guards, and may do all things appropriate to a re-letting of the demised premises, and none of said acts shall be deemed to terminate Tenant’s right of possession, unless Landlord elects to terminate the same by written notice to Tenant to the extent permitted hereunder. Tenant agrees to reimburse Landlord on demand for all amounts reasonably expended by Landlord in maintaining, preserving and protecting the demised premises, together with interest on the amounts expended from time to time at the maximum legal rate. Landlord shall also have the right to repair, remodel and renovate the demised premises at the expense of Tenant and as deemed necessary by Landlord.

B.    Landlord shall have the right to terminate this Lease and Tenant’s possession of the Premises, and if Tenant’s right to possession of the Premises is terminated by Landlord by reason of a breach of this Lease by Tenant, or by reason of the happening of an event of default, or by reason of abandonment of the Premises by Tenant, Landlord shall be entitled, at Landlord’s election, to recover damages in an amount as set forth in Section 1951.2 of the Civil Code of California as then in effect, which damages shall include (1) the worth at the time of award of any unpaid rent and additional rent which had been earned at the time of such termination; plus (2) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (3) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (4) all other amounts due Landlord from Tenant under the terms of this Lease, or necessary to compensate Landlord for all detriment caused by Tenant’s failure to perform its obligations under this Lease. The right to possession of the Premises by Tenant should not be deemed terminated until Landlord gives Tenant written notice of such termination or until Landlord re-lets all or a portion of the Premises. Landlord shall be required to mitigate damages by making a good faith effort to re-let the Premises.

As used in subparagraphs (1) and (2) above, the “worth at the time of award” is computed by allowing interest at the legal rate of ten percent (10%) per annum. As used in subparagraph (3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

C.    No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law, provided that each shall be cumulative and in addition to every other right or remedy given herein or now hereafter existing at law or in equity or by statute.

Section 13.2.    Landlord shall in no event be in default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days or such additional times as is reasonably required to correct any such default after notice by Tenant to the Landlord properly specifying wherein the Landlord has failed to perform any such obligation.

ARTICLE 14 - Bankruptcy

Section 14.1.    Tenant shall give written notice to Landlord of its intention to commence proceedings under any state or federal insolvency or bankruptcy law, or any comparable law that is now or hereafter may be in effect, whereby Tenant seeks to be, or would be, discharged of its debts or the payment of its debts is sought to be delayed, at least thirty (30) days prior to the commencement of such proceedings.

Section 14.2.    If any of the following events occur:

A.    The entry of an order for relief under Title 11 of the United States Code as to Tenant or its executors, administrators or assigns, if any, or the adjudication of Tenant or its executors, administrators or assigns, if any, as insolvent or bankrupt pursuant to the provisions of any state insolvency or bankruptcy act;

B.    The appointment of a receiver, trustee or other custodian of the property of Tenant by reason of the insolvency or inability of Tenant to pay its debts;

C.    The assignment of the property of Tenant for the benefit of creditors;

D.    The commencement of any proceedings under any state or federal insolvency or bankruptcy law, or any comparable law that is now or hereafter may be in effect, whereby Tenant seeks to be, or would be, discharged of its debts or the payment of its debts is sought to be delayed;

E.    The failure of Tenant to give written notice to Landlord provided for in Section 14.1 above;

then Landlord may, at any time thereafter, in addition to any and all other rights or remedies of Landlord under this Lease or under applicable law, upon written notice to Tenant, terminate this Lease, and upon such notice this Lease shall cease and terminate with the same force and effect as though the date set forth in said notice were the date originally set forth herein and fixed for the expiration of the demised term. Tenant shall thereupon vacate and surrender the demised premises, but shall remain liable as herein provided.

ARTICLE 15 - Surrender of Premises

Section 15.1.    Tenant shall, upon termination of the demised term, or any earlier termination of this Lease, surrender to Landlord the demised premises, including, without limitation, all building equipment and apparatus, and fixtures (except as provided in Sections 12.1 and 12.2) then upon the demised premises without any damage, injury, or disturbance thereto, or payment therefor, except damages due to ordinary wear and tear, repairs and maintenance that are Landlord’s responsibility hereunder, acts of God, fire and other perils to the extent the demised premises are not required to be repaired or restored as hereinbefore provided, and Tenant shall dispose of any Hazardous Materials stored, dispensed, handled or used in, at or upon the demised premises due to Tenant’s use and occupancy of the demised premises in accordance with the provisions of Section 7.4.

ARTICLE 16 - Eminent Domain

Section 16.1.    If more than thirty-three percent (33%) of the floor area of the building on the demised premises shall be taken under the power of eminent domain and the portion not so taken will not be reasonably adequate for the operation of Tenant’s business after the Landlord completes such repairs or alterations as the Landlord is obligated or elects to make, Tenant shall have the right to elect either to terminate this Lease, or, subject to Landlord’s right to terminate the Lease pursuant to Section 16.4, to continue in possession of the remainder of the demised premises and shall notify Landlord in writing within ten (10) days after such taking of Tenant’s election. In the event less than thirty-three percent (33%) of the floor area of the building on the demised premises shall be taken or Tenant elects to remain in possession, as provided in the first sentence hereof, all of the terms herein provided shall continue in effect, except that the base rent shall be reduced in the same proportion that the floor area of the building on the demised premises taken bears to the original floor area of the building on the demised premises, and Landlord shall at its own cost and expense make all necessary repairs or alterations to the building so as to constitute the portion of the building not taken a complete architectural unit and the demised premises a complete unit for the purposes allowed by this Lease, but such work shall not exceed the scope of the work to be done by Landlord in originally constructing said building.

Section 16.2.    Each party waives the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking.

Section 16.3.    All damages or awards for any taking under the power of eminent domain whether for the whole or a part of the demised premises shall belong to and be the property of Landlord whether such damages or awards shall be awarded as compensation for diminution in value to the leasehold or to the fee of the demised premises; provided however, that Landlord shall not be entitled to the award made to Tenant or Landlord for loss of business, depreciation to, and cost or removal of stock and fixtures and for leasehold improvements which have been installed by Tenant at its sole cost and expense less depreciation which is to be computed on the basis of completely depreciating such leasehold improvements during the initial term of this Lease, and any award made to Tenant in excess of the then depreciated value of leasehold improvements shall be payable to the Landlord.

Section 16.4.    If more than thirty-three percent (33%) of the floor areas of the building on the demised premises shall be taken under power of eminent domain, or if any part of the Parking and Accommodation Areas shall be so taken, Landlord may, by written notice to Tenant delivered on or before the date of surrendering possession to the public authority pursuant to such taking, terminate this Lease as of such date.

Section 16.5.    If this Lease is terminated as provided in this Article, the rent shall be paid up to the day that possession is so taken by public authority and Landlord shall make a prorata refund of any rent and all deposits paid by Tenant in advance and not yet earned.

ARTICLE 17 - Real Property Taxes

Section 17.1.    Tenant shall reimburse Landlord for all real property taxes, assessments and ongoing sewer fees applicable to the demised premises. Taxes shall be prorated to lease years for purpose of making this computation. Such payment shall be made by Tenant within thirty (30) days after receipt of Landlord’s written statement setting forth the amount of such computation thereof. If the demised term of this Lease shall not expire concurrently with the expiration date of the fiscal tax year, Tenants liability for taxes for the last partial lease year shall be prorated on an annual basis.

Tenant shall not be required to pay any tax or assessment or any increase therein imposed on land and improvements other than the demised premises, the Parking and Accommodation Areas and any improvements thereon. As to any special assessment that goes to bond or is bonded, Tenant shall be required to reimburse Landlord the portion thereof applicable to the demised premises which is charged on the Real Property Tax bill for any period applicable during the demised term. In addition, Tenant shall not be responsible for any increase in real property taxes due to transfers of the demised premises or ownership interests therein between Landlord and its affiliates, principals, shareholders, partners or investors or entities controlling, controlled by or under common control with Landlord or its affiliates, principals, shareholders, partners or investors.

Section 17.2.    If the demised premises are not separately assessed, Tenant’s liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Landlord’s reasonable determination thereof, in good faith, shall be conclusive.

Section 17.3.    Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property contained in the demised premises or elsewhere. Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

If any of Tenant’s said personal property shall be assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant’s property.

Section 17.4.    In addition to all other payments provided for herein, the Tenant shall on demand reimburse Landlord for any surcharges, fees, and any similar charges required to be paid by any instrumentality of local, state or federal government in connection with charged parking in the parking area, including policing; supervising with attendants; other costs in connection with providing charged parking; repairs, replacements and maintenance not properly chargeable to capital account under good accounting principles; interest and depreciation of the actual cost of modification or improvements to the areas, facilities and improvements maintained in this Article either (i) required by any instrumentality of local, state or federal government, or (ii) installed by Landlord on account of government requirements to facilitate payment of a parking charge by the general public for parking in the parking area, or both, and other similar costs (subject to the provisions of Section 11.5 with respect to a capital improvement therefor); and there shall be excluded (a) cost of construction of such improvements which is properly chargeable to capital account and (b) depreciation of the original cost of construction of all items not previously mentioned in this sentence. If Landlord shall on account of governmental requirements require the payment of a parking charge by the general public for parking in the parking area, then during any period in which such a charge is made the total revenue (after deducting excise and similar taxes thereon and taxes, fees or surcharges imposed by any agency or instrumentality of local, state or federal government) actually received in cash or its equivalent by Landlord for such parking charge shall be credited against said gross costs.

Section 17.5.    Notwithstanding the provisions of Article 17 hereinabove, Tenant shall pay any increase in “real property taxes” resulting from any and all improvements of any kind whatsoever placed on or in the demised premises for the benefit of or at the request of Tenant regardless of whether said improvements were installed or constructed either by Landlord or Tenant.

Section 17.6.    In addition to all other payments provided for herein, the Tenant shall on demand reimburse Landlord for any tax (excluding income tax) and/or business license fee or other levy that may be levied, assessed or imposed upon the rent or other payments provided for herein or on the square footage of the demised premises, on the act of entering into this Lease, or on the occupancy of the Tenant however described, as a direct substitution in whole or in part for, or in addition to, any real property taxes, whether pursuant to laws presently existing or enacted in the future.

ARTICLE 18 - Parking and Accommodation Areas

Section 18.1.    Subject to the provisions herein, Landlord grants to Tenant during the demised term the exclusive right to use the parking facilities and other areas provided and designated as “Parking and Accommodation Areas” on Exhibit “B” hereto for the accommodation and parking of such automobiles of the Tenant, its officers, agents, employees and its customers while working or visiting Tenant. Landlord shall not be responsible to enforce such exclusive right to use the parking facilities and other areas in the Parking and Accommodation Areas, and the use of any such parking facilities and other areas by persons other than Tenant or its employees, contractors, agents and invitees shall not be deemed a breach by Landlord of any provision of this Lease. In addition, Tenant may use the generators, sheds and other improvements existing on the Parking and Accommodation Areas which were left by previous occupants and acknowledges and agrees to the following: (i) Landlord makes no warranty about the condition of the generators, sheds and other improvements for Tenant’s use thereof at the commencement of and during the demised term hereof, (ii) Tenant shall be solely responsible, at Tenant’s cost, for the maintenance, repair and replacement of such generators, sheds and other improvements to the extent Tenant desires to continue to use same, and (iii) Tenant hereby releases Landlord from any and all costs, expenses and liabilities incurred in connection with Tenant’s use thereof and acknowledges that Landlord has no liability with respect to the generators, sheds and other improvements or Tenant’s use thereof. Tenant agrees that its officers, agents and employees will park their automobiles only in the parking areas provided in the Parking and Accommodation Areas, and Tenant specifically agrees that such officers, agents and employees will not park on any public streets in the vicinity of the demised premises. Except as provided in Section 17.4, Landlord shall not charge parking fees for such right to use parking facilities.

Section 18.2.    All parking areas and facilities furnished by Landlord including, but not limited to, pedestrian sidewalks, landscaped areas and parking areas shall at all times be subject to the control and management of Landlord so that Landlord will be in a position to make available efficient and convenient use thereof, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Article, and Tenant agrees to abide by and conform therewith. Landlord shall have the right to construct, maintain and operate lighting facilities on all of said areas and improvements, to police the same, from time to time to change the area, location and arrangement of parking areas and facilities, to restrict employee parking to employee parking areas, to construct surface, subterranean and/or elevated parking areas and facilities, to establish and from time to time change the level of parking surfaces, to close (if necessary) all or any portion of said areas or facilities to such extent as may in the opinion of Landlord’s counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights of any person or of the public therein, and to do and perform such other acts in and to said areas and improvements respectively as in the use of good business judgment the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by Tenant, other lessees, and their respective employees and visitors.

Section 18.3.    Tenant agrees during the demised term to pay to Landlord an annual charge which shall be Landlord’s actual gross costs of operating, maintaining and/or replacing all of the areas and facilities mentioned in this Article. The annual charge shall be an estimate computed on the basis of periods of twelve (12) consecutive calendar months, commencing and ending on such dates as may be designated by Landlord, and shall be paid in monthly installments on the first day of each calendar month in the amount estimated by Landlord. Within ninety (90) days after the end of each such annual period, Landlord will determine (and furnish to Tenant a statement showing in reasonable detail) the actual annual charge for such period and the amounts so estimated and paid during such period shall be adjusted within such ninety (90) days (including adjustments on a prorata basis of any partial such period at either end of the demised term) and one party shall pay to the other on demand whatever amount is necessary to effectuate such adjustment.

Landlord’s said gross costs shall consist of and include all costs and expenses of every kind or nature incurred by Landlord in the operation, maintenance and/or replacement of all of the areas, facilities and improvements mentioned in this Article determined in accordance with good accounting practice by an accountant employed by Landlord. The determination of such accountant shall be conclusive. Without otherwise limiting the generality of the foregoing, there shall be included in such gross costs public liability and property damage insurance, landscape maintenance, maintenance of utilities, water, cleaning of areas, facilities and improvements, operation of lighting, common area taxes and assessments determined in the same manner as taxes and assessments on the demised premises, policing and sweeping of parking areas, supervising with attendants, repairs, replacements and maintenance, and an amount equal to three percent (3%) of the total of all rent (i.e., base rent and additional rent) payable under this Lease for administration of the Parking and Accommodation Areas.

Tenant shall not be required to reimburse Landlord for any expenses or taxes otherwise due under this Lease if Landlord first notifies Tenant of such expenses in a statement received by Tenant more than twenty four (24) months after such expenses or taxes are incurred.

Notwithstanding anything to the contrary in this Lease, Tenant shall have no obligation to perform or to pay directly, or to reimburse Landlord for, the following costs and expenses (collectively, “Costs”):

A.    Costs occasioned by the act, omission or violation of any law affecting the building by Landlord or Landlord’s agents, employees or contractors, and not covered by insurance carried or required to be carried under this Lease;

B.    Costs occasioned by fire, acts of God, or other casualties (excluding deductibles which shall not be restricted, except as set forth below);

C.    Costs to correct any construction defect in the demised premises or the building or to comply with any covenant, condition, restriction or law applicable to the demised premises or the building prior to the date of delivery of possession thereof to Tenant (unless required as a result of the Tenant Improvements or alterations or improvements performed by Tenant or the particular nature of Tenant’s use of the demised premises or building other than general office use), but Costs shall not include items for which Landlord is responsible under Section 3.1.C or the last paragraph of Section 3.2;

D.    Reserves for anticipated future expenses to the extent not budgeted to be incurred within the year in which they are collected or the immediately following two (2) years during the demised term (including any option term);

E.    Interest, charges and fees incurred on debt or mortgages;

F.    Costs incurred in connection with Hazardous Materials which are present in the demised premises or building (except that Costs that are incurred by reason of the storage, use or disposal of Hazardous Materials by Tenant or any of its agents, employees, contractors, licensees, invitees, affiliates, sublessees, successors, assigns or other representatives shall be borne one hundred percent (100%) by Tenant); and

G.    insurance deductibles in excess of $25,000 per occurrence.

Section 18.4.    The Parking and Accommodation Areas included for the purpose of this Article are those shown on Exhibit “B” outside of the building area.

Section 18.5.    Tenant shall have the right no more than once annually to inspect the books and records of Landlord with respect to the operating and other costs referred to in Article 11 and this Article 18. Such inspections shall be completed in Landlord’s offices during normal business hours within one hundred twenty (120) days after delivery of Landlord’s annual report for said year setting forth such costs and shall be performed by a certified public accountant employed by Tenant, and the cost thereof shall be paid by Tenant. Tenant shall give Landlord no less than thirty (30) days’ advance written notice of its intent to inspect. Tenant’s right to inspect is conditioned upon Tenant, and Tenant’s accountant, executing and delivering to Landlord appropriate confidentiality agreements acceptable to Landlord agreeing to keep the results of any such inspection confidential. Upon completion thereof, Tenant shall deliver a copy of the inspection report and accompanying data to Landlord.

ARTICLE 19 - Miscellaneous

Section 19.1.    Landlord and its designee shall have the right during reasonable business hours and upon at least 24 hours’ prior notice to enter the demised premises except restricted areas as established by or on behalf of the Federal Government for security purposes (and in emergencies at all times with no notice), (i) to inspect the same, (ii) for any purpose connected with Landlord’s rights or obligations under this Lease and, (iii) for all other lawful purposes. Any entry by Landlord and Landlord’s agents shall not impair Tenant’s operations more than reasonably necessary and shall to the extent practicable comply with Tenant’s reasonable security measures.

Section 19.2.    Tenant shall not be entitled to make repairs at Landlord’s expense, and Tenant waives the provisions of Civil Code Sections 1941 and 1942 with respect to Landlord’s obligations for tenantability of the demised premises and Tenant’s right to make repairs and deduct the expenses of such repairs from rent.

Section 19.3.    This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of California as the same from time to time exist. This Lease expresses the entire understanding and all agreements of the parties hereto with each other and neither party hereto has made or shall be bound by any agreement or any representation to the other party which is not expressly set forth in this Lease. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

Section 19.4.    If Tenant should hold over with Landlord’s consent after the demised term and any extension thereof as herein provided for, then such holding over shall be construed as a tenancy from month to month at a rent equal to 125% of that provided for under the last monthly rental of the principal term of this Lease. In the event of Tenant’s holdover without Landlord’s consent (and without prejudice to Landlord’s other remedies for such unlawful holdover), then the rent required to be paid hereunder shall be doubled. In no event shall any provision hereof be deemed Landlord’s consent permitting Tenant to retain possession of the demised premises after the expiration of the demised term or earlier termination thereof.

Section 19.5.    Tenant agrees to maintain all toilet and washroom facilities within the demised premises in a neat, clean and sanitary condition.

Section 19.6.    Landlord covenants and agrees that Tenant, subject to the terms and provisions of this Lease, on paying the rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the demised premises during the demised term without hindrance or ejection by any person lawfully claiming under or against the Landlord.

Section 19.7.    Subject to Article 6, the terms and provisions hereof shall be construed as running with the land and shall be binding upon and inure to the benefit of heirs, executors, administrators, successors and assigns of Landlord and Tenant.

Section 19.8.

A.    Tenant shall promptly pay all sums of money with respect to any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in, at or about the demised premises, or furnished to Tenant’s agents, employees, contractors or subcontractors, that may be secured by any mechanic’s, materialmen’s, supplier’s or other liens against the demised premises or Landlord’s interest therein. In the event any such or similar liens shall be filed, Tenant shall, within three (3) days of receipt thereof, give notice to Landlord of such lien, and Tenant shall, within ten (10) days after receiving notice of the filing of the lien, discharge such lien by payment of the amount due to the lien claimant. However, Tenant may in good faith contest such lien provided that within such ten (10) day period Tenant provides Landlord with a surety bond from a company acceptable to Landlord, protecting against said lien in an amount at least one and one-half (1-1/2) times the amount claimed or secured as a lien or such greater amount as may be required by applicable law; and provided further that Tenant, if it should decide to contest such lien, shall agree to indemnify, defend and save harmless Landlord from and against all costs arising from or in connection with any proceeding with respect to such lien. Failure of Tenant to discharge the lien, or, if contested, to provide such bond and indemnification, shall constitute a default under this Lease and in, addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated, to discharge or secure the release of any lien by paying the amount claimed to be due, and the amount so paid by Landlord, and all costs and expenses incurred by Landlord therewith, including, but not limited to, court costs and reasonable attorneys’ fees, shall be due and payable by Tenant to Landlord forthwith on demand.

B.    At least fifteen (15) days before the commencement by Tenant of any material construction or remodeling work on the demised premises, Tenant shall give written notice thereof to Landlord. Landlord shall have the right to post and maintain on the demised premises such Notices of Non-Responsibility, or similar notices, provided for under applicable laws.

Section 19.9.

A.    Tenant shall deposit with Landlord the amount of $250,000.00 in cash or in the form of a Letter of Credit in strict accordance with the provisions of Section 2.4 hereof (as applicable, the “Security Deposit”). The Security Deposit shall be held by Landlord as security for the faithful performance of all the terms of this Lease to be observed and performed by Tenant. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.

Provided that (i) this Lease is in full force and effect, (ii) Tenant has completed the Tenant Improvements pursuant to the provisions of this Lease and the plans and specifications therefor as such have been approved by Landlord, and (iii) Tenant is not in default under any of the terms, conditions and covenants of this Lease beyond applicable notice and cure periods at the time of giving Tenant’s written notices(s) described herein, and subject to the terms and conditions set forth herein, (a) if Landlord is then holding a cash Security Deposit in the amount of $250,000.00, Landlord shall return a portion of the Security Deposit in the amount of One Hundred Thousand Dollars ($100,000.00) within thirty (30) days after Tenant’s written request to Landlord (herein, the “Tenant’s First Notice”), which Tenant’s First Notice may be given no earlier than the first day of the twenty fifth (25th) full calendar month after the commencement of the demised term of this Lease (and the Security Deposit to be held by Landlord pursuant to the provisions herein shall be the amount of One Hundred Fifty Thousand Dollars ($150,000.00)); and if Landlord is then holding a Letter of Credit in the amount of $250,000.00 as the Security Deposit, then no earlier than the first day of the twenty fifth (25th) full calendar month after the commencement of the demised term of this Lease, Tenant may deliver to Landlord a replacement Letter of Credit in the amount of $150,000.00, at which time (provided the replacement Letter of Credit complies with the provisions of Section 2.4) Landlord shall return the Letter of Credit in the amount of $250,000.00 to Tenant or to the issuing bank; and (b) if Landlord is then holding a cash Security Deposit, Landlord shall return an additional portion of the Security Deposit in the amount of One Hundred Thousand Dollars ($100,000.00) within thirty (30) days after Tenant’s written request to Landlord (herein, the “Tenant’s Second Notice”), which Tenant’s Second Notice may be given no earlier than the first day of the forty ninth (49th) full calendar month after the commencement of the demised term of this Lease (and upon the return of the amount of $100,000.00 to Tenant after Tenant’s First Notice and another $100,000.00 after Tenant’s Second Notice, the Security Deposit to be held by Landlord pursuant to the provisions herein shall be the amount of Fifty Thousand Dollars ($50,000.00)); and if Landlord is then holding a Letter of Credit as the Security Deposit, then no earlier than the first day of the forty ninth (49th) full calendar month after the commencement of the demised term of this Lease, Tenant may deliver to Landlord the amount of $50,000.00 in cash which shall be held by Landlord as a Security Deposit pursuant to the provisions herein, and Landlord shall return the Letter of Credit in Landlord’s possession to Tenant or to the issuing bank.

B.    If any of the rents herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid beyond applicable notice and cure periods, or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease within applicable notice and cure periods, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, apply the entire Security Deposit, or so much thereof as may be necessary, to compensate Landlord toward the payment of rent or additional rent, loss, or damage sustained by Landlord due to such breach on the part of Tenant, and Tenant shall forthwith upon demand restore said Security Deposit to the original sum deposited. Any portion of said Security Deposit remaining at the expiration of the demised term shall be returned in full to Tenant at the end of the demised term.

C.    In the event of bankruptcy or other similar proceedings listed in Article 14 hereof, the Security Deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

D.    In the event Landlord delivers the Security Deposit to the purchaser of Landlord’s interest in the demised premises, Landlord, after written notice to Tenant of said delivery, shall be discharged from any further liability with respect to the Security Deposit. This provision shall also apply to any subsequent transferees.

Section 19.10.    All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments or designations hereunder by either party to the other shall be in writing and shall be sufficiently given and served upon the other party if sent by United States certified mail, return receipt requested, postage prepaid, or overnight courier (provided a receipt is given), and addressed as follows:

If sent by mail to Tenant, the same shall be addressed to the Tenant at                     or at such other place as Tenant may from time to time designate by notice to Landlord.

If sent by mail to Landlord, the same shall be addressed to Landlord at Sixty 31st Avenue, San Mateo, California 94403-3404, or at such other place as Landlord may from time to time designate by notice to Tenant.

Any such notice when sent by certified mail as above provided shall be deemed duly served on the third business day following the date of such mailing. Any such notice when sent by overnight courier as above provided shall be deemed duly served on the first business day following the date of such mailing.

Section 19.11.    As used in this Lease and when required by the context, each number (singular or plural) shall include all numbers, and each gender shall include all genders; and unless the context otherwise requires, the word “person” shall include corporation, firm or association.

Section 19.12.    In case of litigation with respect to the mutual rights, obligations, or duties of the parties hereunder, the prevailing party shall be entitled to reimbursement from the other party of all costs and reasonable attorneys’ fees actually incurred.

Section 19.13.    Each term and each provision of this instrument performable by Tenant shall be construed to be both a covenant and a condition.

Section 19.14.    Except as otherwise expressly stated, each payment provided herein to be made by Tenant to Landlord shall be in addition to and not in substitution for the other payments to be made by Tenant to Landlord.

Section 19.15.    Time is and shall be of the essence of this Lease and all of the terms, provisions, covenants and conditions hereof.

Section 19.16.    The Tenant warrants that it has not had any dealings with any realtor, broker, or agent in connection with the negotiation of this Lease excepting only Newmark Cornish & Carey, whom Landlord agrees to pay whatever commission may be due. Each party agrees to hold the other harmless from any cost, expense or liability for any compensation, commissions or charges claimed by any realtor, broker, or agent with respect to this Lease and/or the negotiation thereof with whom the other party has or purportedly has dealt.

Section 19.17.    Tenant agrees that its interest in this Lease shall be subordinate to any mortgage, deed of trust and/or other security indenture hereafter placed upon the demised premises and to any and all advances made or to be made thereunder and to the interest thereon made and all renewals, replacements, and extensions thereof, but nothing herein contained shall be deemed to alter or limit Tenant’s rights as set forth in Section 19.6. Tenant shall, at the request of Landlord or any mortgagee, trustee or holder of any such security instrument, execute in writing an agreement subordinating its rights under this Lease to the lien of such mortgage, deed of trust and/or other security indenture. If any mortgagee, trustee or holder of such security instrument elects to have the Tenant’s interest in this Lease superior to any such instrument by notice to Tenant, then this Lease should be deemed superior to the lien of any such mortgage, deed of trust or security indenture whether this Lease was executed before or after said mortgage, deed of trust and/or security indenture.

Section 19.18.    Landlord reserves the right during the last six months of the demised term of this Lease or the last six months of any extension hereof to enter the property during normal working hours for the purpose of showing the demised premises (except restricted areas established by, or on behalf of, the Federal Government for security purposes) to prospective tenants or purchasers and to place signs (for the last year) on the demised premises advertising the property for lease or sale.

Section 19.19.    The following terms as used in this Lease shall have the following meaning:

A.    “Unavoidable Delay” means any prevention, delay or stoppage due to strike(s), lockout(s), labor dispute(s), act(s) of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other conditions or causes beyond the reasonable control of the party obligated to perform.

Section 19.20.    Tenant shall at any time during the demised term, within ten (10) days after written notice from Landlord, execute, acknowledge and deliver to Landlord or, at Landlord’s request, Landlord’s mortgagee, an estoppel certificate in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed, and (iii) ratifying and certifying any such other matters as may reasonably be requested. Any such certificate may be conclusively relied upon by any prospective purchaser or encumbrancer of the demised premises. Tenant’s failure to deliver such certificate within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord’s performance, and that not more than one month’s rent has been paid in advance.

Section 19.21.    As an inducement to Tenant to lease the demised premises from Landlord, and subject to the provisions hereof, in consideration of Tenant performing its obligations as set forth in this Lease, Landlord agrees to provide to Tenant the lesser of (i) the amount of Seven Hundred Eighty Thousand Eight Hundred Forty Dollars ($780,840.00) or (ii) an amount equal to the actual costs of the design and construction of the Tenant Improvements referenced in Section 3.2 hereof which are performed by Tenant within the initial twenty four (24) months of the demised term hereof (the lesser amount being the “Inducement”), payable to Tenant in installments based on costs incurred to date as follows:

A.    the first installment and each subsequent installment of the Inducement (up to an amount equal to ninety percent (90%) of that portion of the Inducement applicable to a given phase of the Tenant Improvement work) will be payable within thirty (30) days after all of the following conditions have been met: (i) the Lease has been executed and delivered by the parties and is in full force and effect; (ii) Tenant is not in default beyond applicable notice and cure periods under the terms of the Lease, including without limitation Section 19.8 hereof; (iii) Tenant has accepted delivery of the demised premises and commenced construction of the Tenant Improvements in accordance with the Landlord-approved plans and specifications therefor; (iv) Tenant has expended no less than the amount so requested with respect to the Tenant Improvements in the demised premises performed pursuant to Tenant’s plans as approved by Landlord and has provided Landlord with paid invoices, cancelled checks, contracts and other appropriate documentation to support and substantiate the cost of the Tenant Improvements and amounts actually expended by Tenant (including applicable AIA documents); (v) Tenant has provided Landlord with lien releases from Tenant’s general contractor(s), suppliers, materialmen, and all subcontractors who have done work on the demised premises to date, and no liens have been filed; and (vi) Tenant has provided Landlord with a written request therefor. Such requests shall be made not more often than once per calendar month.

B.    the final ten percent (10%) of that portion of the Inducement applicable to a given phase of the Tenant Improvement work will be payable within thirty (30) days after all of the following conditions are satisfied: (i) Tenant has satisfied, and continues to satisfy, the conditions contained in subparagraph (a) above; (ii) Tenant has completed the phase of the Tenant Improvements for which reimbursement has been requested in accordance with the Landlord-approved plans and specifications therefor and has provided Landlord with a copy of the building permit for the Tenant Improvements (if any) properly signed off by the government body having jurisdiction thereof; (iv) Tenant has, within ten days after the Tenant Improvements have been completed, recorded a Notice of Completion in the San Mateo County Recorder’s Office and has provided Landlord with a copy thereof (and if Tenant does not record a Notice of Completion in the San Mateo County Recorder’s Office within said ten day period, then the final ten percent (10%) of the Inducement shall not be paid to Tenant prior to a date which is ninety (90) days after the completion of the Tenant Improvements); (v) Tenant has provided Landlord with final unconditional lien releases from Tenant’s general contractor(s), suppliers, materialmen, and all subcontractors who have done work on the demised premises, and no liens have been filed; (vi) Tenant’s Architect has provided Landlord with a statement certifying and warranting that the demised premises have been constructed in complete compliance with the mutually approved plans and specifications; (vii) Tenant is in occupancy of the demised premises and conducting its business therein; (viii) Tenant has commenced the payment of base rent to Landlord; (ix) Tenant has advised Landlord in writing of Tenant’s actual cost of the Tenant Improvements including all necessary back-up documentation to substantiate the actual cost thereof, including copies of paid invoices, cancelled checks, contracts (including applicable AIA documents) and other appropriate documentation to support and substantiate said costs; and (x) Tenant has provided Landlord with a written request therefor. If any of the above conditions has not been met, or if Tenant does not provide Landlord with a written request for the Inducement or any portion thereof, within two (2) years after the date of this Lease, or in the event this Lease terminates prior to the date that the entire Inducement has been paid to Tenant, then Landlord shall have no obligation to pay the Inducement or such unpaid portion thereof.

The Inducement described above shall not exceed Tenant’s actual costs of the design and construction of the Tenant Improvements incurred in accordance with plans approved by Landlord and may include cabling and construction of building improvements (including flooring and paint) but the Inducement shall not include costs for Tenant’s fixtures, furniture, signage, equipment, inventory or other personal property (collectively, “Tenant’s Fixtures”).

In the event Tenant abandons the demised premises during the demised term of this Lease, or if this Lease terminates early as a result of Tenant’s default, then Tenant shall immediately repay Landlord the unamortized portion of said Inducement determined from the date of such abandonment or termination until the scheduled expiration of the demised term, without limiting any of Landlord’s other rights and remedies contained in this Lease.

In the event Tenant has fulfilled the requirements set forth above and Landlord fails to pay any installment of the foregoing Inducement when due, then Tenant may provide written notice of such failure to Landlord (herein, “Tenant’s notice of failure”). In the event Landlord fails to make any such payment within thirty (30) days after Tenant’s notice of failure, then Tenant may offset the base rent thereafter due by Tenant under the Lease in the amount of the portion of said Inducement which remains unpaid by Landlord to Tenant. Tenant’s right to offset contained herein shall be Tenant’s sole and exclusive remedy for Landlord’s failure to pay any installment of the Inducement as provided herein.

IN WITNESS WHEREOF, the parties have executed this instrument.

TENANT:		LANDLORD:
ADICET BIO, INC.,		DAVID D. BOHANNON ORGANIZATION,
a Delaware corporation		a California corporation

By:	/s/ Aya Jakobovits	By:	/s/ Scott E. Bohannon
	President		Senior Vice President

By:	/s/ Aya Jakobovits	By:	/s/ Ernest Lotti Jr.
	Secretary		Secretary

40